UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2021

SPRING VALLEY ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-39736	98-1588588
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 McKinney Ave., Suite 1675
Dallas, Texas 75201
(Address of Principal Executive Offices) (Zip Code)

(214) 308-5230
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	SVSVU	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the units	SVSV	The Nasdaq Stock Market LLC
Warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	SVSVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On March 26, 2021, Spring Valley Acquisition Corp. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) on which it furnished the investor presentation (the “Investor Presentation”) made to certain investors in connection with the PIPE (as defined in the Original 8-K). The Company inadvertently furnished a version of the Investor Presentation as Exhibit 99.3 to the Original 8-K that was different from the version of the Investor Presentation furnished to investors in the PIPE. The Company is amending the Original 8-K to furnish the correct version of the Investor Presentation as Exhibit 99.1 hereto. There are no other revisions, corrections or amendments to the information in the Original 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Exhibit
99.1	Investor Presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     March 26, 2021

SPRING VALLEY ACQUISITION CORP.

By:	/s/ Christopher Sorrells
Name:	Christopher Sorrells
Title:	Chief Executive Officer